UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CH ENERGY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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May 31, 2012

VOTE “FOR” THE MERGER PROPOSAL TODAY!

Dear Fellow Shareholder,

On June 19, 2012, CH Energy Group, Inc. (“CH Energy”) will hold a Special Meeting of Shareholders to approve the agreement for CH Energy to be acquired by Fortis Inc. If the transaction is completed, you will receive $65.00 in cash for each share of CH Energy common stock that you own at the time of the acquisition, plus all dividend payments approved by the CH Energy Board of Directors through closing of the transaction, expected in early 2013.

FORTIS TRANSACTION DELIVERS

SIGNIFICANT VALUE TO CH ENERGY SHAREHOLDERS

•	One of the highest premiums over all-time high closing price of any utility acquisition in last decade;
•	One of the highest sets of transaction multiples for comparable utility acquisitions in the last decade:
¡	21.9 times our 2011 earnings per share; and
¡	10.4 times our 2011 EBITDA (earnings before interest, taxes, depreciation and amortization);
•	The merger locks in a compelling fixed cash price without the risks of future downward pressure on the share price; and
•	No other offers have emerged, but the merger agreement permits us to respond to any unsolicited alternative proposals, if any emerge prior to the shareholder meeting.

CH ENERGY REMAINS COMMITTED TO

EMPLOYEES, CUSTOMERS AND COMMUNITIES

The Fortis federation business model will allow us to largely operate as an independent entity, with little change in our day-to-day services and operations. Fortis has committed to no job loss or reduction in community support as a result of this transaction. In fact, a merger with Fortis will provide new opportunities that will provide additional value to our customers, employees and communities.

AGGREGATE VALUE PER SHARE INCLUDING EXPECTED DIVIDENDS IS $66.671

The CH Energy Board of Directors encourages you to vote your shares immediately. Please follow the instructions on your attached proxy card or voting instruction form to vote by telephone, Internet or sign, date and return the enclosed proxy card promptly in the envelope provided to vote FOR the merger.

1 Based upon the expected closing date of the merger and the timing of CH Energy regular quarterly dividends, it is anticipated that, subject to the discretion of the CH Energy board, CH Energy shareholders will receive three quarterly dividend payments of $0.555 per share following shareholder approval of the merger, in addition to the merger price of $65.00 in cash.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 207-3158 or call collect at (212) 269-5550.

On behalf of the CH Energy Board of Directors, we thank you for your continued support. The CH Energy Board of Directors believes that this merger agreement represents substantial value for your investment. There may never be a better time to receive an offer of such superior value, and I respectfully request that you cast your vote in support.

Sincerely,

/s/ Steven V. Lant

Steven V. Lant

Chairman of the Board, President and Chief Executive Officer

Forward-Looking Statements

Statements included in this letter which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy’s and Central Hudson Gas & Electric Company’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the acquisition by a subsidiary of Fortis, Inc. and the expected timing of the transaction, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the proposed Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the proposed Fortis transaction or the timing and terms thereof; deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism, and other factors described in, or incorporated by reference in, CH Energy Group’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2012. CH Energy and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Proposed Fortis Transaction and Where to Find It

In connection with the proposed acquisition of CH Energy by Fortis, CH Energy filed a definitive proxy statement with the SEC on May 9, 2012, and intends to file other relevant materials with the SEC as well. The proposed transaction will be submitted to CH Energy Group’s shareholders for their consideration. Before making any voting or investment decision, investors and shareholders of CH Energy are urged to read the proxy statement and other relevant materials filed with the SEC because they contain important information about the proposed acquisition and related matters. The proxy statement has been mailed to CH Energy shareholders. Investors and shareholders may obtain a free copy of the proxy statement, and other documents filed by CH Energy, at the SEC’s Web site, www.sec.gov. These documents can also be obtained by investors and shareholders free of charge from CH Energy at CH Energy’s website at www.chenergygroup.com, or by contacting CH Energy’s Shareholder Relations Department at (845) 486-5204.

Participants in the Solicitation of Proxies

CH Energy, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of CH Energy in connection with the proposed acquisition. Information about CH Energy’s directors and executive officers may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 21, 2012. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed merger is included in the definitive proxy statement filed with the SEC on May 9, 2012, and other relevant materials filed with the SEC.